Exhibit 3.2

BYLAWS

OF

AVISTA CORPORATION

As Amended August 17, 2016

BYLAWS
OF
AVISTA CORPORATION
* * * * *

ARTICLE I.
Offices

The principal office of the Corporation shall be in the City of Spokane, Washington. The Corporation may have such other offices, either within or without the State of Washington, as the Board of Directors may designate from time to time.

ARTICLE II.
Shareholders

Section 1. Annual Meeting. The Annual Meeting of Shareholders shall be held on such date in the month of May in each year as determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the Annual Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings.

(a)    Special meetings of the shareholders may be called by the President, the Chairman of the Board, a majority of the Board of Directors, or the Governance Committee of the Board, and shall be called by the President at the request of the holders of not less than two-thirds (2/3) of the voting power of all shares of the voting stock voting together as a single class. Only those matters that are specified in the call of or request for a special meeting may be considered or voted at such meeting.

(b) (i)    Shareholder demands for a special meeting of shareholders shall be delivered to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, and shall set forth the same information, representations and agreements as required by subsections (b)(iii) and (iv) of Section 11 of Article II as to any nominations proposed to be made at, and by subsection (c)(iii) as to any other business to be brought before, such special meeting.
(ii)    A shareholder’s demand shall further be updated and supplemented when and as provided in subsections (b)(ii)(B) and (c)(ii)(B) of Section 11 of this Article II.
(c)    A special meeting shall be held at the date and time fixed by the Board of Directors; provided, however, that the date of any special meeting called upon demand of shareholders shall be not more than 90 days after the date such demand is received by the Corporate Secretary (or the date of receipt of the last such demand that causes the aggregate number of shares held by shareholders making such demands to meet or exceed 2/3 of the voting power of the voting stock).
(d)    In determining whether a special meeting of shareholders has been demanded by holders of at least 2/3 of the voting power of the voting stock, multiple demands delivered to the Corporate Secretary will be considered together only if and to the extent that (i) such demands identify substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined by the Board of Directors), (ii) such demands have been dated and delivered to the Corporate Secretary within 60 days of the date of delivery to the Corporate Secretary of the first such demand and (iii) the shareholders making such demands were holders of record of shares representing, in the aggregate, the requisite voting power as of the date of delivery to the Corporate Secretary of the first such demand and remain such holders of record as of the respective dates of delivery of the respective demands, as of the record date of the meeting and as of the date of the meeting.
(e)    A shareholder may revoke its demand for a special meeting at any time by delivering a written revocation to the Corporate Secretary. If, following such revocation, the remaining shareholders demanding a special meeting hold in the aggregate less than two-thirds (2/3) of the voting power of the voting stock, the Board of Directors, in its discretion, may cancel the special meeting.
(f)    At any special meeting of shareholders, the only business that may properly be brought before the meeting shall be that business set forth in the notice of the meeting issued to shareholders by the Corporation. For any special meeting called upon demand by shareholders, the business to be set forth in the Corporation’s notice of the meeting shall be limited to the business set forth in the shareholder demands delivered to the Corporate Secretary, except that the Board of Directors shall have the authority, in its discretion, to include additional items of business in such notice and cause the same to be transacted.
Section 3. Place of Meeting. Meetings of the shareholders, whether they be annual or special, shall be held at the principal office of the Corporation, unless a place, either within or without the state, is otherwise designated by the Board of Directors in the notice provided to shareholders of such meetings.

Section 4. Notice of Meeting. Written or printed notice of every meeting of shareholders shall be mailed by the Corporate Secretary or any Assistant Corporate Secretary, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each holder of record of stock entitled to vote at the meeting. The notice shall be mailed to each shareholder at his last known post office address, provided, however, that if a shareholder is present at a meeting, or waives notice thereof in writing before or after the meeting, the notice of the meeting to such shareholders shall be unnecessary.

Section 5. Voting of Shares. At every meeting of shareholders each holder of stock entitled to vote thereat shall be entitled to one vote for each share of such stock held in his name on the books of the Corporation, subject to the provisions of applicable law, and may vote and otherwise act in person or by proxy.

Section 6. Quorum. The holders of a majority of the number of outstanding shares of stock of the Corporation entitled to vote thereat, present in person or by proxy at any meeting, shall constitute a quorum, but less than a quorum shall have power to adjourn any meeting from time to time without notice. No change shall be made in this Section 6 without the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote.

Section 7. Closing of Transfer Books or Fixing of Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 9. Conduct of Proceedings. The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman, the President shall preside and in the absence of both, the Executive Vice President shall preside. The members of the Board of Directors present at the meeting may appoint any officer of the Corporation or member of the Board to act as Chairman of any meeting in the absence of the Chairman, the President, or Executive Vice President. The Corporate Secretary of the Corporation, or in his absence, an Assistant Corporate Secretary, shall act as Secretary at all meetings of the shareholders. In the absence of the Corporate Secretary or Assistant Corporate Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 10. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy. A shareholder or the shareholder’s duly authorized agent or attorney-in-fact may appoint a proxy by (i) executing a proxy in writing or (ii) transmitting or authorizing the transmission of an electronic proxy in any manner permitted by law. Such proxy shall be filed with the Corporate Secretary of the Corporation before or at the time of the meeting.

Section 11. Nomination of Directors and Other Business to be Conducted at Meetings of Shareholders.

(a)General. At any meeting of shareholders, only such nominations of individuals for election to the Board of Directors shall be made as shall have been properly made, and only such other business shall be transacted as shall have been properly brought before the meeting, in accordance with this Section 11 and, in the case of a special meeting, Section 2, of this Article II. Certain capitalized terms used in this Section 11 are hereinafter defined in subsection (d).
(b)Nominations for Director at Annual Meeting. (i) Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, nominations for the election of directors may be made at an annual meeting of shareholders only (A) by the Board of Directors or a nominating committee appointed by the Board of Directors or (B) by a Proponent who (1) is an Eligible Shareholder, (2) has complied with the procedures established by this Section 11(b) of Article II and (3) appears at the meeting in person or by qualified representative. For a nomination to be properly made at an annual meeting by a shareholder, the Proponent intending to make such nomination must have delivered timely and proper notice thereof, and timely updates and supplements thereof, in writing to the Corporate Secretary of the Corporation in accordance with, and containing all the information (including the completed questionnaire referred to in subparagraph (iv) below) required by, this Section 11(b) of Article II.
(ii)    To be timely,
(A)    a Proponent's notice must be delivered to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, not less than 90 or more than 180 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary of the preceding year’s annual meeting, then notice by the Proponent to be timely must be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (1) the 90th day prior to the date of such annual meeting and (2) the 10th day following the date of the first Public Disclosure of the date of such meeting. In no event shall any adjournment or postponement of an annual meeting, or any announcement or notice of such an adjournment or postponement, commence a new time period for the giving of a Proponent’s notice required by this Section 11(b) of Article II.
(B)    a Proponent’s notice shall further be updated and supplemented to the extent necessary to make the information provided or required to be provided therein true, correct and complete, such updates and supplements to be delivered to the principal executive offices of the Corporation, to the attention of the Corporation Secretary, (1) within 5 business days after the record date for the meeting for any change in such information that shall have occurred as of such record date, (2) within 5 business days after any such change that occurs after such record date and on or before the second business day prior to the date of the meeting or any adjournment or postponement thereof, but in no event later than such second business day, and

(3) forthwith upon the occurrence of any such change that occurs after the second business day prior to the date of the meeting or any such adjournment or postponement.
(iii)    To be in proper form, a Proponent's notice delivered to the Corporate Secretary shall set forth:
(A)    Information as to the Proponent and any Shareholder Associated Person
The Proponent Information; and
(B)    Information as to each Nominee and any Nominee Associated Person
(1)    the name, age, business address, residence address, business telephone number and residence telephone number of such Nominee and the name, business address and residence address of each Nominee Associated Person;
(2)    the principal occupation or employment of such Nominee;
(3)    the class and number of shares of capital stock of the Corporation that are, directly or indirectly, owned (beneficially and of record) by or on behalf of each Nominee and by or on behalf of any Nominee Associated Person, a specific description of beneficial ownership of such shares, the date such shares were acquired and the investment intent with respect thereto;
(4)    without duplication, a description of all direct and indirect pecuniary interests of the Nominee and any Nominee Associated Person in any shares of capital stock of the Corporation;
(5)    a description of such Nominee's qualifications to be a director;
(6)    a statement as to whether such Nominee would be an independent director, and the basis therefor, under the listing standards of the New York Stock Exchange and the Corporation's internal corporate governance guidelines;
(7)    a description of all direct or indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proponent and any Shareholder Associated Person, on the one hand, and each proposed Nominee and any Nominee Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act (or any successor regulation) if the Proponent or any Shareholder Associated Person were the “registrant” for purposes of such item and the Nominee or any Nominee Associated Person were a director or executive officer of such registrant; and
(8)    any other information with respect to such Nominee or any Nominee Associated Person that would be required to be included in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the written consent of (x) such Nominee to being named in the proxy statement as a Nominee and to serving as a director if elected and (y) such Nominee and each Nominee Associated Person to public disclosure by the Corporation of any or all information relating to such Nominee or such Nominee Associated Person furnished to the Corporation by either thereof or by the Proponent).
(iv)    The Proponent's notice, to be in proper form, shall also attach a completed questionnaire (in the form provided by the Corporate Secretary of the Corporation upon request by the Proponent) signed by such Nominee with respect to information of the type required by the Corporation's annual questionnaire for directors and officers of the Corporation in connection with the annual meeting of shareholders and various reports filed with the Securities and Exchange Commission. Such questionnaire shall include a representation and agreement that such Nominee
(A)    is not and will not become a party to
(1)    any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (any such agreement, arrangement, understanding, commitment or assurance, a "Voting Commitment") that has not been, or shall not have been within three business days thereafter, disclosed to the Corporation or
(2)    any Voting Commitment that could limit or interfere with the Nominee's ability to comply, if elected as a director of the Corporation, with such Nominee's fiduciary duties under applicable law,
(B)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been, or shall not have been within three business days thereafter, disclosed to the Corporation, and
(C)    in such Nominee's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with applicable law and all applicable corporate governance, conduct and ethics, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading codes, policies and guidelines of the Corporation that are publicly disclosed or which shall have been otherwise disclosed to such Nominee by the Corporate Secretary.
(c)    Other Business Brought before Annual Meeting. (i) Business other than the nomination of individuals for election as directors may be brought before an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a Proponent who (1) is an Eligible Shareholder, (2) has complied with procedures established by this Section 11(c) of Article II and (3) appears at the meeting in person or by qualified representative. For business to be properly brought before an annual meeting of shareholders by a shareholder, the Proponent intending to bring such business before such meeting must have delivered timely and proper notice thereof, and timely updates and supplements thereof, in writing to the Corporate Secretary of the Corporation, in accordance with, and containing all the information required by, this Section 11(c) of Article II, and such business must be a proper matter for shareholder action under the Washington Business Corporation Act.
(ii)    To be timely,
(A)    a Proponent's notice must be delivered to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, not less than 90 or more than 180 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary of the preceding year’s annual meeting, then notice by the Proponent to be timely must be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (1) the 90th day prior to the date of such annual meeting and (2) the 10th day following the date of the first Public Disclosure of the date of such meeting. In no event shall any adjournment or postponement of an annual meeting, or any announcement or notice of such an adjournment or postponement, commence a new time period for the giving of a Proponent’s notice required by this Section 11(c) of Article II; and
(B)    a Proponent’s notice shall further be updated and supplemented to the extent necessary to make the information provided or required to be provided therein true, correct and complete, such updates and supplements to be delivered to the principal executive offices of the Corporation, to the attention of the Corporation Secretary, (1) within 5 business days after the record date for the meeting for any change in such information that shall have occurred as of such record date, (2) within 5 business days after any such change that occurs after such record date and on or before the second business day prior to the date of the meeting or any adjournment or postponement thereof, but in no event later than such second business day, and (3) forthwith upon the occurrence of any such change that occurs after the second business day prior to the date of the meeting or any such adjournment or postponement.
(iii)    To be in proper form, a Proponent's notice delivered to the Corporate Secretary shall set forth:

(A)    Information as to the Proponent and any Shareholder Associated Person
The Proponent Information; and

(B)	Information as to Each Item of Business Proposed
(1)    a description of such business;
(2)    the reasons for transacting such business at the meeting;
(3)    a description of any material interest of the Proponent or any Shareholder Associated Person in such business;
(4)    a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Proponent's notice, between or among the Proponent, any Shareholder Associated Person or any other person, and that relates to such business or the proposal thereof;
(5)    the text of any resolutions to be proposed; and
(6)    whether the Proponent has communicated with any other shareholder or beneficial owner of shares of stock of the Corporation regarding such business.
(d)    Business Brought before Special Meeting. (i) As provided in Section 2 of this Article II, the only business that may properly be brought before a special meeting of shareholders shall be that business set forth in the notice of the meeting issued to shareholders by the Corporation.
(ii)    Nominations for the election of directors may be made at, and other business may be brought before, a special meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a Proponent who is (1) an Eligible Shareholder, (2) either (x) one of the shareholders upon whose demand such meeting shall have been called and who otherwise shall have complied with procedures established by Section 2 of this Article II or (y) if such meeting shall have been called by the Board of Directors for the purpose of electing directors, any other shareholder who shall have complied with the procedures established in this Section 11(d) and (3) in any case, appears at the meeting in person or by qualified representative. For a nomination to be properly made at a special meeting as contemplated in clause (y) above, the Proponent intending to make such nomination must have delivered timely and proper notice thereof, and timely updates and supplements thereof, in writing to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, in accordance with, and containing all the information required by, this Section 11(d).
(iii)    To be timely,
(A)    the notice delivered by a shareholder described in clause (y) of paragraph (ii)(B)(2) above must be so delivered not later than the 10th day following the date of the first Public Disclosure of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting, or any announcement or notice of such an adjournment or postponement, commence a new time period for the giving of a Proponent’s notice required by this Section 11(d) of Article II; and
(B)    such notice shall further be updated and supplemented when and as provided in Section 11(b)(ii)(B) of this Article II.
(iv)    to be in proper form, the notice delivered by a shareholder described in clause (y) of paragraph (ii)(B)(2) above shall set forth all the information required by Section 11(b)(iii) and (iv) of this Article II.
(e)    Effect of Bylaws. (i) No individual proposed to be nominated by a shareholder shall be eligible for election or service as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 11, and, to the extent applicable, Section 2, of Article II. No other business proposed by a shareholder shall be transacted at a meeting of shareholders except in accordance with the procedures set forth in this Section 11, and, to the extent applicable, Section 2, of Article II. The Board of Directors, the Governance Committee of the Board or any other duly authorized committee thereof, the Chairman of the Board or the President shall have the authority to determine whether or not any of the foregoing requirements for any nomination to be properly made and/or any other business to be properly brought before the meeting in accordance with the provisions of this Section 11, and, to the extent applicable, Section 2, shall have been satisfied and, if such determination shall not have been made prior to the meeting, the Chairman of the meeting shall have such authority; it being understood that such authority granted to the Board and the Governance Committee shall include the discretionary authority to waive any such requirement (for any reason or for no reason) in any particular instance and to waive the same in one instance and not in another. If it shall have been so determined, the Chairman of the meeting shall declare to the meeting that any nomination was not properly made and/or that any other business was not properly brought before the meeting, and, in such event, such matter shall not be presented to the meeting, shall not be voted upon and shall be disregarded, notwithstanding that the proposed nomination or other business may have been included in the Corporation’s notice of the meeting or in the Corporation’s or a shareholder’s proxy statement and/or that proxies in respect of such nomination or other business may have been solicited or obtained. Such determination shall be conclusive. Anything herein to the contrary notwithstanding, no waiver of any requirement set forth in this Section 11, or, to the extent applicable, Section 2, of Article II shall extend to or affect such requirement except to the extent so expressly waived, and, except to such extent, such requirement shall remain in full force and effect.
(ii)    The requirements of this Section 11 of Article II, and, to the extent applicable, Section 2, shall apply to any nomination to be made and/or any business to be brought before a meeting of shareholders by a shareholder without regard to whether such nomination or other business also is included or intended to be included in the Corporation's proxy statement pursuant to any rule under the Exchange Act or whether such nomination or other business is presented to shareholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors or otherwise. Nothing in these Bylaws shall be deemed to affect any rights a shareholder may have under any rule under the Exchange Act to request inclusion of a proposal in the Corporation’s proxy statement. Nothing in these Bylaws shall be deemed to permit any shareholder, or give any shareholder the right, to include, or to have disseminated or described, any proposal in the Corporation’s proxy statement, or to expand any right a shareholder may have under any rule under the Exchange Act to request inclusion of proposed business in the Corporation's proxy materials or reduce the requirements that must be met under such rule to trigger any such right.
(f)    Definitions.
“Eligible Shareholder” means a shareholder of the Company who, both at the time of giving the notice required by Section 11(b)(i) or Section 11 (c)(i), or the demand required by Section 2(b), as the case may be, and at the time of the related meeting of shareholders and any adjournment or postponement thereof, (i) is either (A) a shareholder of record or (B) a person, not a shareholder of record, who holds shares through a brokerage firm, bank or other nominee and who has proved ownership of such shares in a manner contemplated by Rule 14a-8 under the Exchange Act (whether or not such rule shall be applicable in the particular case) and (ii) is entitled to vote such shares, or is entitled to give instructions as to the voting of such shares, as the case may be, on the matters referred to in such notice or demand.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Nominee” means a natural person nominated for election as a director of the Corporation.
“Nominee Associated Person” of any Nominee means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of such Nominee, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Nominee or any affiliate or associate of such Nominee, (iii) any person controlling, controlled by or under common control with such Nominee or other Nominee Associated Person and (iv) any person acting in concert with such Nominee or any of the foregoing.
“Proponent” means a shareholder of the Corporation who intends to make a nomination for director or bring other business before a meeting of shareholders, as the case may be.
“Proponent Information” means:
(i)    the name and address of the Proponent and of any Shareholder Associated Person;
(ii)    the class and number of shares of capital stock of the Corporation that are, directly or indirectly, owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Shareholder Associated Person, a specific description of beneficial ownership of such shares, the date such shares were acquired and the investment intent with respect thereto;
(iii)    without duplication, a description of all direct and indirect pecuniary interests of the Proponent and any Shareholder Associated Person in any shares of capital stock of the Corporation;

(iv)    a description of all purchases and sales of, or other transactions involving in any way, shares of capital stock of the Corporation by or on behalf of the Proponent and by or on behalf of any Shareholder Associated Person during the twenty-four month period prior to the date of the Proponent's notice or demand, as the case may be, including the date of the transactions, the class and number of shares and the consideration (without regard to whether such shares involved were or were not owned by the Proponent or any such person);
(v)    any other information with respect to such business, the Proponent and/or any Shareholder Associated Person that would be required to be included in a proxy statement subject to Regulation 14A under the Exchange Act, if such business were being proposed by the Board of Directors of the Corporation;
(vi)    a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to shareholders and/or otherwise to solicit proxies from shareholders in support of such proposal;
(vii)    a consent by the Proponent and each Shareholder Associated Person to the public disclosure by the Corporation of any or all of the Proponent Information relating to the Proponent or such Shareholder Associated Person, and
(viii)    if the Proponent is not the shareholder of record, evidence proving indirect ownership of shares of capital stock in the manner contemplated by Rule 14a-8 under the Exchange Act (whether or not such rule shall be applicable in the particular case).
“Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.
“Shareholder Associated Person” of any shareholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or any affiliate or associate of such beneficial owner, (iii) any person controlling, controlled by or under common control with such shareholder or any Shareholder Associated Person and (iv) any person acting in concert with such shareholder or any of the foregoing.
As used in these Bylaws, shares “beneficially owned” shall mean all shares that a person is deemed to beneficially own under Rules 13d-3 and 13d-5 under the Exchange Act; provided, however, that such person shall be deemed to so own beneficially all shares as to which such personal shall have a right to acquire beneficial ownership at any time in the future.
As used in these Bylaws, “pecuniary interest” and “indirect pecuniary interest” shall have the meaning assigned thereto in Rule 16a-1(a)(2) under the Exchange Act; provided, however, that with respect to any security or other instrument having a conversion, exercise or similar right that becomes determinable only at a future time or upon the occurrence of a future event, the number or amount to be realized upon conversion or exercise shall be deemed to be the amount that would be realized if convertible or exercisable, and so converted or exercised, at the time the pecuniary interest or indirect pecuniary interest is disclosed to the Corporate Secretary pursuant to these Bylaws.
Section 12. Proxy Access

(a)    General. Subject to the conditions and limitations set forth in this Section 12 of Article II and elsewhere in these Bylaws, each Eligible Access Shareholder may designate one Access Nominee for inclusion in the proxy statement and on the proxy card of the Board of Directors used to solicit proxies for each annual meeting of shareholders of the Corporation, and, subject to such conditions and limitations, the Board of Directors shall include each such Access Nominee in its proxy statement and on its proxy card. Certain capitalized terms used in this Section 12 are defined in subsection (e) of this Section 12 or in Section 11(f) of this Article II.

(b)    Procedure. Any Eligible Access Shareholder seeking to have its proposed Access Nominee included in the Board of Directors’ proxy statement and proxy card for an annual meeting of shareholders shall comply with all requirements of Section 11(b) of this Article II and shall deliver to the principal executive offices of the Corporation, to the attention of the Corporate Secretary, no later than the thirtieth (30th) day following the earliest date on which a shareholder notice of proposed nomination may be made under Section 11(b) of this Article II (such day, the “Access Notice Date”):

(i)    the Proponent’s notice required under Section 11(b), together with all documents and information required by Section 11(b), all of which shall be further updated and supplemented as required by Section 11(b)(ii)(B); for the avoidance of doubt, notwithstanding the provisions of Section 11(b)(ii)(A), if proxy access is being requested pursuant to this Section 12, the Proponent’s notice and all such other documents and information shall be delivered no later than the Access Notice Date;

(ii)    a request that the proposed Access Nominee be included in the Board of Directors’ proxy statement and proxy card, together with a written consent of such Access Nominee to being named in such proxy statement and proxy card and to serving as a director if elected;

(iii)    A copy of Schedule 14N (or any successor form) relating to such Access Nominee filed by such Eligible Access Shareholder with the Securities and Exchange Commission pursuant to Regulation N (or any successor regulation) under the Exchange Act;

(iv)    an agreement, certificate or other instrument, in form reasonably satisfactory to the Board of Directors or its designee, containing representations and warranties by such Eligible Access Shareholder (including each group member):

(A)    as to the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of filing of the Schedule 14N;

(B)    to the effect that such Eligible Access Shareholder acquired, and is holding, securities of the Corporation in the ordinary course of its business and not for the purpose or with the effect of influencing or changing control of the Corporation;

(C)    to the effect that such Eligible Access Shareholder satisfies the eligibility requirements set forth in the definition of “Eligible Access Shareholder” and has provided evidence of such satisfaction, which evidence shall be reasonably satisfactory to the Board of Directors or its designee;

(D)    to the effect that such Eligible Access Shareholder undertakes to continue to satisfy such eligibility requirements described through the date of such annual meeting;

(E)    to the effect that such Eligible Access Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Rule 14a-(l)(2)(iv)) (or any successor rules) under the Exchange Act with respect to such annual meeting, other than with respect to such Access Nominee; and

(F)    in the case of a nomination by a group, containing the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(v)    an agreement, certificate or other instrument in form reasonably satisfactory to the Board of Directors or its designee, pursuant to which such Eligible Access Shareholder (including each group member) agrees:

(A)    to comply with all applicable laws, rules and regulations in connection with the solicitation, nomination and election;

(B)    to assume all liability arising out of any actual or alleged legal or regulatory violation on the part of such Eligible Access Shareholder in or in connection with any communication by such Eligible Access Shareholder with the Corporation, its shareholders or any other person relating to the nomination or election of directors, including, without limitation, the information furnished to the Corporation by such Eligible Access Shareholder in connection therewith;

(C)    to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liabilities, losses, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of such Eligible Access Shareholder to comply with, or any breach or alleged breach of, its representations, warranties or agreements made under Section 11 or this Section 12 or otherwise arising out of any nomination submitted by such Eligible Access Shareholder pursuant to this Section 12; and

(D)    in the event that any information provided by such Eligible Access Shareholder (or any group member thereof) to the Corporation pursuant to said Section 11 or this Section 12, or any other communication by such Eligible Access Shareholder or any group member thereof with the Corporation, its shareholders or any other person relating to the nomination or election of directors ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading, or in the event that such Eligible Access Shareholder (or any group member thereof) fails to continue to satisfy the eligibility requirements set forth in the definition of “Eligible Access Shareholder” in subsection (e) of this Section 12, to promptly (and in any event within 48 hours of discovering any such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (x) such misstatement or omission and of the information that is required to correct such misstatement or omission or (y) such failure, as the case may be; and

(vi)    any accompanying statement that such Eligible Access Shareholder requests to be included in such proxy statement, which statement, in order to be eligible for such inclusion, shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rule 14a-9 (or any successor rule).

The documents and information required by this Section 12(b) of Article II shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members, and (ii) provided with respect to the persons specified in Instruction 1 to Item 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Access Shareholder or group member that is an entity. The documents and information required by this Section 12(b) shall be deemed submitted on the date on which all such documents and information (other than documents and information expressly contemplated to be provided after the date the Proponent’s notice required by Section 11(b) is provided) have been provided to the Corporate Secretary of the Corporation (such date, the “Date of Submission”).

(c)    Number of Nominees. Each Eligible Access Shareholder shall have the right to designate one, but no more than one, Access Nominee, subject to the following limitations:

(i)    the Board of Directors shall not be required to include in its proxy statement or on its proxy card more than the Maximum Number of Access Nominees. If there shall be more than the Maximum Number of Access Nominees for any annual meeting of shareholders, the Access Nominees shall be included in the order of the number (largest to smallest) of shares of the Corporation’s Common Stock Owned of the Eligible Access Shareholders proposing such nominees as set forth in the information submitted by such shareholders pursuant to subsection (b) of this Section 12 of Article II; and

(ii)    an Eligible Access Shareholder shall be deemed to include its Affiliates so that such shareholder, collectively with its Affiliates, may designate only one Access Nominee.

(d)    Exceptions and Limitations. (i) Anything in this Section 12 of Article II to the contrary notwithstanding, if:

(A)    the Corporation receives a notice pursuant to Section 11 of this Article II of these Bylaws that a shareholder intends to nominate a candidate for director at the annual meeting and not request the inclusion of such candidate in the proxy statement of the Board of Directors pursuant to this Section 12;

(B)    the Board of Directors, acting in good faith, determines that any Access Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded, or the Articles of Incorporation of the Corporation or these Bylaws;

(C)    the Board of Directors, acting in good faith, determines that any Access Nominee (1) would not be independent under the listing standards of the New York Stock Exchange (as applicable to members of audit and compensation committees and to directors generally) and the related provisions of the Exchange Act and the rules and regulations promulgated thereunder or the Corporation’s internal corporate governance guidelines, (2) would not qualify as a “non- employee director” under Rule 16b-3 under the Exchange Act or as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (3) is the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a proceeding within the past ten years or (4) without authorization by the Federal Energy Regulatory Commission, would, upon election to the Board of Directors, be in violation of Section 205(b) of the Federal Power Act, as amended;

(D)    any Access Nominee was included in the proxy statement and proxy card of the Board of Directors and nominated for election to the Board of Directors at one of the Corporation’s two preceding annual meetings of shareholders and received a vote of less than 25% of the shares of common stock entitled to vote for such Access Nominee;

(E)    the person who proposed an Access Nominee does not satisfy, or has failed to continue to satisfy, the requirements to be an Eligible Access Shareholder or withdraws the proposal of such Access Nominee;

(F)    any of the representations or warranties made, or any of the other information provided, by any Eligible Access Shareholder or any Access Nominee pursuant to Section 11 or this Section 12 is not, or ceases to be, true and correct in all material respects (or omits to state a material fact necessary to make the statements made not misleading);
(G)    any Access Nominee is or becomes ineligible or unable or unwilling to serve on the Board of Directors;

(H)    there occurs any material breach of any of the representations and warranties, or any material violation of any of the agreements or other obligations, under Section 11 or this Section 12 of any Eligible Access Shareholder or the Access Nominee proposed by such Eligible Access Shareholder; or

(I)    any Eligible Access Shareholder or designated group member, or a qualified representative thereof, fails to appear at the annual meeting of shareholders and present the nomination of the Access Nominee proposed by such Eligible Access Shareholder;

then, in any such case, anything in Section 11 or this Section 12 to the contrary notwithstanding,

(V)    the Board of Directors shall not be required to include such Access Nominee (any Access Nominee in the case of clause (A) above) in its proxy statement and proxy card;

(W)    the Board of Directors shall not be required to include in its proxy statement or proxy card any successor, substitute or replacement of such Access Nominee if such successor, substitute or replacement is proposed after the Access Notice Date, whether by such or any other Eligible Access Shareholder;

(X)    if the proxy statement and proxy card of the Board of Directors shall have already been distributed, the Board of Directors may amend or supplement the same, or otherwise communicate with shareholders, to remove such Access Nominee;

(Y)    the nomination (if made) of such Access Nominee shall be disregarded; and/or

(Z)    in any event, such Access Nominee shall not be voted on at the annual meeting of shareholders, whether or not such Access Nominee was included in the proxy statement and proxy card of the Board of Directors and whether or not proxies in respect of a vote on such Access Nominee have been solicited or received by the Board of Directors.

(ii)    Anything in this Section 12 to the contrary notwithstanding, the Board of Directors may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of such Access Nominee provided pursuant to clause (vi) in the first paragraph of subsection (b) above, if the Board of Directors in good faith determines that:

(A)    such information is not true and accurate in all material respects or omits a material statement necessary to make the statements made not misleading;
(B)    such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)    the inclusion of such information in the proxy statement would otherwise violate the rules or regulations of the Securities and Exchange Commission or any other applicable law, rule or regulation.

(iii)    Nothing in this Section 12 shall limit the Corporation’s right to solicit against, and include in its proxy statement its own statements relating to, any Access Nominee.

(e)	Definitions.

“Access Nominee” means a Nominee (as defined in Section 11(f) of this Article II) whose inclusion in the Board of Directors’ proxy statement is requested by an Eligible Access Shareholder.

“Access Notice Date” has the meaning set forth in Section 12(b).

“Affiliate” as to any person, means any other person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such person. For purposes of this definition, “control” of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through ownership of securities, by contract or otherwise.

“Date of Submission” has the meaning set forth in Section 12(b).

“Eligible Access Shareholder” means an Eligible Shareholder (as defined in Section 11(f) of this Article II) or a group of not more than 20 Eligible Shareholders that (i) has continuously Owned at least the Minimum Number of shares of the Corporation’s Common Stock throughout the three-year period preceding and including Date of Submission and thereafter through the date of the annual meeting of shareholders and (ii) otherwise satisfies the conditions and complies with the provisions of these Bylaws. For purposes of this Section 12, it is understood that:

(i)    in the event of a nomination by a group of Eligible Access Shareholders, any and all requirements and obligations for an individual Eligible Access Shareholder that are set forth in this Section 12, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate;

(ii)    if any shareholder shall cease to satisfy the eligibility requirements in this Section 12, as determined by the Board of Directors, or withdraw from a group of Eligible Access Shareholders at any time prior to the annual meeting of shareholders, the group of Eligible Access Shareholders shall be deemed to Own only the shares Owned by the remaining members of the group;

(iii)    two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) a “group of investment companies”, as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Access Shareholder if such Eligible Access Shareholder shall provide, together with the documents required by subsection (b) of this Section 12, documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in clause (A), (B) or (C) above; and

(iv)    no person shall be permitted to be in more than one group constituting an Eligible Access Shareholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that, on the Date of Submission, Owned the largest number of shares of the Corporation’s Common Stock, in the aggregate.

“Maximum Number” means the number of members of the Board of Directors that constitutes 20% of the total number of such members as of the Access Notice Date (rounded down to the nearest whole number); provided, however, that the Maximum Number for a particular annual meeting shall be reduced by

(i)    the number of Access Nominees proposed

(A)    whom are withdrawn or who are unwilling or unable to serve,

(B)    who, or whose proposing Eligible Access Shareholders, fail or cease to satisfy the eligibility requirements set forth in this Section 12, as determined by the Board of Directors and

(C)    whom the Board of Directors itself decides to nominate for election at such annual meeting and

(ii)    the number of incumbent directors who had been Access Nominees at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.

In the event that one or more vacancies for any reason occurs on the Board of Directors after the Access Notice Date but before the date of the annual meeting and the Board of Directors resolves to reduce the number of members of the Board of Directors in connection therewith, the

Maximum Number shall be calculated on the basis of the size of the Board of Directors as so reduced.

“Minimum Number” means the number of shares of the Corporation’s Common Stock that constitutes 3% of the total number of shares outstanding as of the most recent date prior to the Access Notice Date as of which such number is given in any document filed by the Corporation pursuant to the Exchange Act.

“Own”, with respect to shares of the Corporation’s Common Stock, means to possess both:
(i)    the full voting and investment rights pertaining to the shares; and

(ii)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided, however, that the number of shares calculated in accordance with clauses (i) and (ii) above shall not include, or shall be reduced by, any shares:

(A)    purchased or sold by such Eligible Access Shareholder or any of its Affiliates in any transaction that has not been settled or closed,

(B)	sold short by such Eligible Access Shareholder,

(C)    borrowed by such Eligible Access Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Access Shareholder or any of its Affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or

(D)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Access Shareholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing, in any manner, to any extent or at any time in the future, such Eligible Access Shareholder’s or such Affiliate’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering, to any degree, gain or loss that would otherwise arise from the full economic ownership of such shares by such Eligible Access Shareholder or such Affiliate.

An Eligible Access Shareholder shall be deemed to Own shares held in the name of a nominee or other intermediary so long as such Eligible Access Shareholder retains the right to instruct how such shares are voted with respect to the election of directors and possesses the full economic interest in such shares. An Eligible Access Shareholder’s Ownership of shares shall be deemed to continue during any period in which

(x)    such Eligible Access Shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by such Eligible Access Shareholder or

(y)    such Eligible Access Shareholder has loaned such shares provided that the Eligible Access Shareholder has the power to recall such loaned shares on five business days’ notice and continues to hold such shares through the date of the annual meeting.

The terms “owned,” “owns”, “owning”, “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

ARTICLE III.
Board of Directors

Section 1. General Powers. The powers of the Corporation shall be exercised by or under the authority of the Board of Directors, except as otherwise provided by the laws of the State of Washington and the Articles of Incorporation.

Section 2. Number, Tenure and Eligibility. The number of Directors of the Corporation shall be as fixed from time to time by resolution of the Board of Directors, but shall not be more than eleven (11); provided, however, that if the right to elect a majority of the Board of Directors shall have accrued to the holders of the Preferred Stock as provided in paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, then, during such period as such holders shall have such right, the number of directors may exceed eleven (11). At each Annual Meeting of Shareholders, all directors shall stand for election each year for a term of office to expire at the next succeeding Annual Meeting of Shareholders after their election. Notwithstanding the foregoing, directors elected by the holders of the Preferred Stock in accordance with paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation shall be elected for a term, which shall expire not later than the next Annual Meeting of Shareholders. All directors shall hold office until the expiration of their term of office and until their successors shall have been elected and qualified. No person may be elected or re-elected as a director if at the time of their election or re-election, such person shall have attained the age of seventy-two (72) years. Any director who attains such age while in office shall retire from the Board of Directors effective at the Annual Meeting of Shareholders held in the year in which their then current term expires, and any such director shall not be nominated or re-elected as a director.

Section 3. Regular Meetings. The regular Annual Meeting of the Board of Directors shall be held immediately following the adjournment of the Annual Meeting of the shareholders or as soon as practicable after said Annual Meeting of Shareholders. But, in any event, said regular Annual Meeting of the Board of Directors must be held on either the same day as the Annual Meeting of Shareholders or the next business day following said Annual Meeting of Shareholders. At such meeting the Board of Directors, including directors newly elected, shall organize itself for the coming year, shall elect officers of the Corporation for the ensuing year, and shall transact all such further business as may be necessary or appropriate. The Board shall hold regular quarterly meetings, without call or notice, on such dates as determined by the Board of Directors. At such quarterly meetings the Board of Directors shall transact all business properly brought before the Board.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Executive Vice President, the Lead Director or any three (3) directors. Notice of any special meeting shall be given to each director at least two (2) days in advance of the meeting.

Section 5. Emergency Meetings. In the event of a catastrophe or a disaster causing the injury or death to members of the Board of Directors and the principal officers of the Corporation, any director or officer may call an emergency meeting of the Board of Directors. Notice of the time and place of the emergency meeting shall be given not less than two (2) days prior to the meeting and may be given by any available means of communication. The director or directors present at the meeting shall constitute a quorum for the purpose of filling vacancies determined to exist. The directors present at the emergency meeting may appoint such officers as necessary to fill any vacancies determined to exist. All appointments under this section shall be temporary until a special meeting of the shareholders and directors is held as provided in these Bylaws.

Section 6. Conference by Telephone. The members of the Board of Directors, or of any committee created by the Board, may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at a meeting.

Section 7. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board.

Section 8. Action Without a Meeting. Any action required by law to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 9. Vacancies. Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, (a) any vacancy occurring in the Board of Directors may be filled by the Board of Directors and any director so elected to fill a vacancy shall be elected for a term of office continuing until the next election of directors by the shareholders; provided, however, if the directors then in office constitute fewer than a quorum of the Board, the affirmative vote of a majority of all directors then in office shall be required fill such vacancy.

Section 10. Resignation of Director. Any director or member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Corporate Secretary, who shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

Section 11. Removal. Subject to the provisions of paragraph (1) of subdivision (j) of Article THIRD of the Articles of Incorporation, any director may be removed from office at any time, but only for cause and only by the holders of shares of capital stock of the Corporation entitled generally to vote in the election of directors voting together as a single class, at a meeting of shareholders called expressly for that purpose and only if the number of votes cast for the removal of such director exceeds the number of votes cast against such removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 12. Order of Business. The Chairman of the Board shall preside at all meetings of the directors. In the absence of the Chairman, the officer or member of the Board designated by the Board of Directors shall preside. At meetings of the Board of Directors, business shall be transacted in such order as the Board may determine. Minutes of all proceedings of the Board of Directors, or committees appointed by it, shall be prepared and maintained by the Corporate Secretary or an Assistant Corporate Secretary and the original shall be maintained in the principal office of the Corporation.

Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee thereof, at which action on any corporate matter is taken, shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Corporate Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV.
Executive Committee
and
Additional Committees

Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the Board, may designate three or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors including authority to authorize distributions or the issuance of shares of stock, except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee or by law.

Section 3. Tenure. Each member of the Executive Committee shall hold office until the next regular Annual Meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee.

Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution.

Special meetings of the Executive Committee may be called by any member thereof upon not less than two (2) days notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.

Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof. Actions by the Executive Committee must be authorized by the affirmative vote of a majority of the appointed members of the Executive Committee.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

Section 7. Procedure. The Executive Committee shall select a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at a meeting thereof held next after the proceedings shall have been taken.

Section 8. Committees Additional to Executive Committee. The Board of Directors may, by resolution, designate one or more other committees, each such committee to consist of two (2) or more of the directors of the Corporation. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

ARTICLE V.
Officers

Section 1. Number. The Board of Directors shall appoint one of its members Chairman of the Board. The Board of Directors shall also appoint a Chief Executive Officer and a President, one of whom may also serve as Chairman, one or more Vice Presidents, a Corporate Secretary, and a Treasurer. The Board of Directors may from time to time appoint such other officers as the Board deems appropriate. The same person may be appointed to more than one office. The Chief Executive Officer shall have the authority to appoint such assistant officers as might be deemed appropriate.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at the Annual Meeting of the Board. Each officer shall hold office until his successor shall have been duly elected and qualified.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Powers and Duties. The officers shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall have such other powers and duties as may from time to time be conferred upon them by the Board of Directors.

ARTICLE VI.
Contracts, Checks and Deposits

Section 1. Contracts. The Board of Directors may authorize any officer or officers or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Checks/Drafts/Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors by resolution may select.

ARTICLE VII
Shares of Capital Stock; Transfer of Shares

Section 1. Shares of Capital Stock.

(a) General. Shares of capital stock of the Corporation may be either certificated or uncertificated. The Board of Directors shall have the authority to direct that shares of capital stock, upon their original issuance, be certificated or uncertificated. The name and address of the person to whom shares of capital stock are issued, together with the class, series, or number of shares and the date of acquisition thereof, shall be entered on the stock registration books of the Corporation. The person in whose name shares (whether certificated or uncertificated) are registered on the stock registration books of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes.

(b) Certificated Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall contain such information as prescribed by law. Such certificates shall be signed by the President or a Vice President and by either the Corporate Secretary or an Assistant Corporate Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles.

(c) Uncertificated Shares. Uncertificated shares of capital stock of the Corporation shall be evidenced solely by registration of the name and address of the owner thereof in the stock registration books of the Corporation. Unless the Board of Directors directs otherwise with respect to any shares of capital stock upon the original issuance thereof, any registered owner of uncertificated shares shall have the right to request and obtain a certificate or certificates representing same or all of such shares.

Section 2. Transfer of Shares.  Transfer of shares of capital stock of the Corporation shall be made only on the stock registration books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporate Secretary of the Corporation, or a designated agent of the Corporation, and, in the case of certificated shares, shall surrender for cancellation the certificate for such shares.

Section 3. Transfer Agents and Registrars. The Board of Directors shall have the power to appoint one or more agents to maintain stock registration books, to record therein the names and addresses of owners of shares of capital stock, and the class, series and number of such shares and the date of acquisition thereof, to register the transfer of shares of capital stock, to countersign, register and deliver new certificates representing shares of capital stock in replacement of certificates that may have been lost, stolen or destroyed, all in accordance with customary procedures, and to perform such other duties as may be customary or as may be directed by the Board of Directors.

ARTICLE VIII.
Corporate Seal

The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE IX.
Indemnification

Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify and reimburse the expenses of any person who is or was a director, officer, agent or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another enterprise or employee benefit plan to the extent permitted by and in accordance with Article SEVENTH of the Company's Articles of Incorporation and as permitted by law.

Section 2. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington.

Section 3. Ratification of Acts of Director, Officer or Shareholder. Any transaction questioned in any shareholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board of Directors or by the shareholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X.
Amendments

Except as to Section 6 of Article II of these Bylaws, the Board of Directors may alter or amend these Bylaws at any meeting duly held, the notice of which includes notice of the proposed amendment. Bylaws adopted by the Board of Directors shall be subject to change or repeal by the shareholders; provided, however, that Sections 2 and 11 of Article II, Section 2 of Article III, (other than the provision thereof specifying the number of Directors of the Corporation), and Sections 9 and 11 of Article III and this proviso shall not be altered, amended or repealed, and no provision inconsistent therewith or herewith shall be included in these Bylaws, without the affirmative votes of the holders of at least eighty percent (80%) of the voting power of all the shares of the Voting Stock voting together as a single class.

The undersigned hereby certifies that these Bylaws of Avista Corporation were adopted by the Board of Directors of the Corporation on August 17, 2016.

/s/ Marian M. Durkin
Corporate Secretary